SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment 1 to
                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2004 (April 1, 2004)

                           SK Technologies Corporation
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             (Exact name of registrant as specified in its charter)


           Delaware                      0-18184               52-1507455
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(State or other jurisdiction         (Commission          (IRS Employer
   of incorporation)                     file number)        Identification No.)

500 Australian Ave. S., Suite 619
West Palm Beach, FL                                               33401
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (561) 651-4146


                  3060 N.E. 42 Street, Ft. Lauderdale, FL 33308
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          (Former name or former address, if changes since last report)



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The purpose of this  Amendment  #1 to Current  Report on Form 8-K is to attach a copy of the Stock Purchase Agreement between Starliner Systems, Inc. and the Company dated March 31, 2004 as an exhibit hereto.

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT.

     On April 1, 2004, Starliner Systems Inc., a British Virgin Islands corporation ("Starliner"), made a cash payment to certain shareholders of SK Technologies Corporation (the "Company"), a Delaware corporation, in the amount of three hundred fifty thousand dollars ($350,000) in exchange for 14,870,920 shares of the Company's restricted Common Stock, transferred pursuant to Section 4(1) of the Securities Act of 1933, as amended. In the same transaction, Starliner also received 211,034 shares of the Company's outstanding Series B Preferred Stock and all 793 shares of the Company's outstanding Series D Preferred Stock. All of these shares were acquired from five existing shareholders of the Company, specifically Calvin S. Shoemaker, Melvin T.Goldberger, Dorothy Eweson, Roger Oesterling, and Sixth Avenue Associates LLC.

     The purpose of this transaction was to effect a change of control of the Company to Starliner. As of the date of this filing, Starliner beneficially directly owns 75.7% of the issued and outstanding common stock of the Company.

     On March 31, 2004 the Company's existing Board of Directors ratified and approved by unanimous written consent the appointment of F. Peter Brewer, President of Starliner, as an additional Director of the Company to serve until the next meeting of the shareholders at which Directors are elected. Immediately after the appointment of F. Peter Brewer as a Director of the Company, the remaining directors and/or officers of the Company, Calvin S. Shoemaker, Melvin
T. Goldberger, Gary S. Spirer and David H. Peipers, all tendered their resignations, which the Company then accepted. Mr. Brewer now serves as the sole Officer and Director of the Company.

     The Company's executive offices have been relocated to 500 Australian Ave. S., Suite 619, West Palm Beach, FL 33401. The telephone number is (561) 651-4146.

ITEM  7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.    Description
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2.1      *     Stock Purchase Agreement between  Starliner Systems,  Inc. and SK
               Technologies Corporation dated March 31, 2004.

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          *    Filed Herewith.

Item 7A. CONTROLS AND PROCEDURES.

As required by Rule 13a-15 under the Exchange Act, within the 90 days prior to the filing date of this report, the Company carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls


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


and procedures. This evaluation was carried out under the supervision and with the participation of the Company's management, including the Company's President, Chief Executive and Chief Financial Officer. Based upon that evaluation, the Company's President, Chief Executive and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors, which could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including the Company's Chief Executive and Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SK Technologies Corporation
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                                  (Registrant)


Date:    April 26, 2004


                                By: /s/ F. Peter Brewer
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                                F. Peter Brewer
                                Sole Officer and Director




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